UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012

DELTA PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

370 17th Street

Suite 4300

Denver, Colorado 80202

Registrant’s telephone number, including area code: (303) 293-9133

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2012, Delta Petroleum Corporation (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K reporting entry into a Forbearance Agreement, dated July 3, 2012 (the “Forbearance Agreement”), relating to its first lien superpriority priming multi-draw term loan credit facility entered into in December 2011 and subsequently amended (the “DIP Credit Facility”). Under the Forbearance Agreement, the lenders under the DIP Credit Facility (the “DIP Lenders”) agreed, subject to the satisfaction of certain conditions, and provided there are no additional defaults, to forbear from exercising their rights and remedies under the DIP Credit Facility until July 16, 2012 or such later date as may be agreed upon between the DIP Lenders and the Company. Pursuant to a Forbearance Extension Letter, dated July 16, 2012, the July 16, 2012 forbearance date has been extended to July 30, 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2012, in connection with its ongoing Chapter 11 proceedings, the Company implemented a reduction in force, which included Kevin K. Nanke, the Company’s then acting Treasurer and Chief Financial Officer.

As previously reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2011, on November 2, 2011, Delta appointed John T. Young, Jr. as its Chief Restructuring Officer. On July 19, 2012, the Company appointed Mr. Young as its Chief Financial Officer. Mr. Young, age 39, also currently serves as Senior Managing Director at Conway MacKenzie, Inc., which the Company retained in late 2011 to assist with its strategic alternatives process. Mr. Young has served as Senior Managing Director at Conway MacKenzie, Inc. since December 2008. From 1999 through December 2008, Mr. Young served as a principal of XRoads Solutions Group, LLC. Mr. Young has substantial knowledge and experience providing restructuring advisor services, including interim management and debtor advisory, bankruptcy preparation and management, litigation support, post-merger integration and debt restructuring and refinancing. Mr. Young’s experience also includes serving in a multitude of advisory capacities within the energy and oilfield services industries.

On July 19, 2012, the Company appointed R. Seth Bullock as the Company’s Treasurer. Mr. Bullock, age 39, currently serves as a Director at Conway MacKenzie, Inc. and has served in that capacity since joining Conway MacKenzie, Inc. in November 2011. From May 2010 through November 2011, Mr. Bullock served as Managing Director at Kenmont Solutions Capital, a direct origination mezzanine fund focused on middle market companies in the energy, power and infrastructure sectors. From July 2007 through May 2010, Mr. Bullock served as Analyst at Kenmont Investments Management, a multi-strategy hedge fund focused on the energy, power and transportation sectors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2012

Delta Petroleum Corporation

	By:	/s/ Carl E. Lakey
Carl E. Lakey
Chief Executive Officer